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                                                                     EXHIBIT 4.7

                                 FIRST AMENDMENT
                                       TO
                             NOTE PURCHASE AGREEMENT

      THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT (this "Amendment"), is made as of the 22nd day of July, 2004, by and between Quest Cherokee, LLC, a Delaware limited liability company (the "COMPANY") and Cherokee Energy Partners LLC, a Delaware limited liability company ("YOU" or "PURCHASER").

      RECITALS:

      A. The Company and Purchaser are parties to that certain Note Purchase Agreement dated December 22, 2003 (the "Agreement").

      B. The parties desire to amend the Agreement in the respects set forth herein.

      AMENDMENT: The Company and Purchaser hereby agree as follows:

      1. The second sentence of the introductory paragraph of Section 7.2 is hereby amended by deleting such sentence in its entirety and by inserting, in lieu thereof, the following sentence:

      The Company shall have the right to extend the Final Maturity Date until December 22, 2010, provided that the Company notifies the Purchaser in writing that it desires to extend the Final Maturity Date, such notice to be received by the holder of each Junior Note no later than sixty (60) days prior to the current Final Maturity Date.

      2. Section 7.2(d) of the Agreement is hereby amended by deleting the words "from and after the Senior Term Repayment Date" in their entirety and by inserting, in lieu thereof, the words "from and after the date all the Term B Loans have been paid in full" and deleting the words "Section 11" and by inserting in lieu thereof the words "Section 10".

      3. Section 9.1 of the Agreement is hereby amended by deleting the words "Senior Credit Facilities" in their entirety and by inserting, in lieu thereof, the words "Bank One Credit Facilities".

      4. Section 15(iii) of the Agreement is hereby amended by deleting the address "5901 N. Western, Suite 200, Oklahoma City, Oklahoma 73118" and inserting, in lieu thereof, the address "9520 North May Ave., Suite 300, Oklahoma City, Oklahoma 73120."

      5. The form of Subordinated Note as set out in Exhibit 1 of the Agreement is hereby amended by deleting such form in its entirety and by inserting, in lieu thereof, the form of Amended and Restated Junior Subordinated Promissory Note as set out in Exhibit 1 attached hereto, which shall be executed, delivered and accepted simultaneously with the execution and delivery of this Amendment.

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      6.    The term "BANK ONE CREDIT FACILITIES" is hereby inserted as a new defined term in Schedule B of the Agreement, as follows:

                  "BANK ONE CREDIT FACILITIES" means collectively, (i) the $200,000,000.00 Credit Agreement dated December 22, 2003, among the Company, the lenders party thereto, and Bank One, NA, as administrative agent and collateral agent and (ii) the $35,000,000.00 Credit Agreement dated December 22, 2003, among the Company, the lenders party thereto, and Bank One, NA, as administrative agent and collateral agent.

      7. The term "FINAL MATURITY DATE" as defined in Schedule B of the Agreement is hereby amended by deleting such defined term in its entirety and by inserting, in lieu thereof, the following defined term:

                  "FINAL MATURITY DATE" means the later of (i) October 22, 2010 and (ii) the final maturity date for the Term B Loans permitted under the Senior Credit Facility, or such later date as extended by the Company pursuant to Section 7.2.

      8. The term "SENIOR CREDIT FACILITIES" as defined in Schedule B of the Agreement is hereby amended by deleting such defined term in its entirety.

      9. The term "SENIOR CREDIT FACILITY" is hereby inserted as a new defined term in Schedule B of the Agreement, as follows:

                  "SENIOR CREDIT FACILITY" means that certain Credit Agreement dated as of July 22, 2004, by and among the Company, as Borrower, other guarantors party thereto, as Guarantors, the lenders from time to time a party thereto, UBS Securities LLC, as Arranger, Bookmanager, Documentation Agent and Syndication Agent, UBS AG, Stamford Branch Agent, as Issuing Bank, LC Facility Issuing Bank, Administrative Agent and Collateral Agent, and UBS Loan Finance LLC, as Swingline Lender, as amended, modified or supplemented from time to time and any replacement, successor or new credit agreement entered into in connection with the refinancing thereof.

      10. The term "SENIOR LOAN DOCUMENTS" as defined in Schedule B of the Agreement is hereby amended by deleting such defined term in its entirety and by inserting, in lieu thereof, the following defined term:

                  "SENIOR LOAN DOCUMENTS" means the Loan Documents as defined in the Senior Credit Facility.

      11. The term "SENIOR SECURED REVOLVING FACILITY" as defined in Schedule B of the Agreement is hereby amended by deleting such defined term in its entirety.

      12. The term "SENIOR TERM REPAYMENT DATE" as defined in Schedule B of the Agreement is hereby amended by deleting such defined term in its entirety.

First Amendment to Note Purchase Agreement

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      13.   The term "TERM B LOAN" is hereby inserted as a new defined term in
Schedule B of the Agreement, as follows:

                  "TERM B LOAN" means a Term B Loan as defined in the Senior Credit Facility.

      14. The term "TERM FACILITY" as defined in Schedule B of the Agreement is hereby amended by deleting such defined term in its entirety.

      15. The term "TERM NOTES" as defined in Schedule B of the Agreement is hereby amended by deleting such defined term in its entirety.

      16. Except as amended herein, the Agreement shall continue and remain in full force and effect.

      17. Capitalized terms not otherwise defined in this Amendment shall have the meanings given to such terms in the Agreement.

                 [The signatures appear on the following page.]

First Amendment to Note Purchase Agreement

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            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                           QUEST CHEROKEE, LLC

                                           By: /s/ JERRY D. CASH
                                               ---------------------------------
                                               Jerry D. Cash, Manager

                                           CHEROKEE ENERGY PARTNERS LLC

                                           By: /s/ DANIEL R. REVERS
                                               ---------------------------------
                                               Name: Daniel R. Revers
                                               Title:

First Amendment to Note Purchase Agreement

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